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                                                       KATHLEEN A. MCGAH
                                                       Deputy General Counsel
                                                       Legal Division - 8 MS
                                                       Telephone: (860) 277-7389
                                                       Fax: (860) 277-0842


                                                           Exhibit 5 and 23(b)

                                                            July 13, 2000

The Travelers Life and Annuity Company
One Tower Square
Hartford, Connecticut 06183

Gentlemen:

       With reference to the Registration Statement on Form S-2 filed by The Travelers Life and Annuity Company with the Securities and Exchange Commission covering Modified Guaranteed annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

       1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue Modified Guaranteed annuity contracts by the Insurance Commission of the State of Connecticut.

       2. The modified guaranteed annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company.

       I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement.

                                             Very truly yours,

                                             /s/Kathleen A. McGah
                                             Deputy General Counsel
                                             The Travelers Life and Annuity
                                             Company